Exhibit 10.13

Amendment to Employment Agreement of August 16, 2011

The Company and Executive mutually agree to amend Executive’s Employment Agreement of August 16, 2011 as follows:

3. Duties and Functions.

Delete the sentence: “The Executive will report directly to the Chief Executive Officer of Dollar Financial Corp.”

Replace with: “Executive will report to either the Chief Executive Officer or the President of DFC Financial Corp.”

7. Non-Competition.

Add the following to the end of paragraph 7(a):

Notwithstanding the foregoing, the parties agree that Executive’s non-competition restrictions as found in paragraph 7(a) shall apply only the following named Company Industry Peers: Aaron’s inc., Cash America International, Inc., EZCorp, Inc., First Cash Financial Services, Inc., Global Payments Inc., H&R Block Inc., Hartland Payments Systems, Rent-A-Centers Inc.

In witness whereof and intending to be legally bound, each of the parties hereto has caused this Amendment to be duly executed and delivered under seal, by its authorized officers or individually, on this 6th day of June, 2012.

Dollar Financial Group, Inc.

/s/ David Alexander
David Alexander

DFC Global Corp.

/s/ Ken Schwenke
Ken Schwenke

Executive

/s/ Michael Coury
Michael Coury